               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                                                                    Exhibit 10.9

                                LICENSE AGREEMENT


     Agreement made this 28th day of September 1990 between MacroChem Corp. (hereinafter "MacroChem"), a Massachusetts corporation having its principal place of business at 9 Linnell Circle, Billerica, Massachusetts 01821 and Ascent Pharmaceutical, Inc. (hereinafter "Ascent"), a Delaware corporation, having its principal place of business at 9 Linnell Circle, Billerica, Massachusetts 01821.

WHEREAS, MacroChem possesses proprietary technology for drug-delivery utilizing transdermal enhancers ("SEPA compounds") in combination with catecholamine bronchodilators to treat respiratory disorders and in combination with cromolyn sodium to treat allergic disorders. Such technology is the subject matter of certain U.S. and foreign patents;

WHEREAS, Ascent desires to obtain an exclusive license to such technology;

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, MacroChem and Ascent agree as follows:

1.    Definitions.

          1.1 "Field" shall mean the diagnosis and treatment of respiratory and allergic disorders with catecholamine bronchodilators and cromolyn sodium respectively in conjunction with SEPA compounds.

          1.2 "MacroChem Patent Rights" shall mean the patents and patent applications identified in Exhibit A and any continuations, continuations-in-part, or divisions thereof, and any reissue or reexamination patents based thereon and any foreign counterparts thereto.

          1.3 "MacroChem Technology" shall mean know-how, technical information, trade secrets, methods and agents provided by MacroChem to Ascent useful in the practice of the MacroChem Patent Rights.

          1.4 "Licensed Product" shall mean (1) any product in the Field covered by a pending or issued, unexpired claim contained in the MacroChem Patent Rights or (2) any product in the field manufactured or used in accordance with a Licensed Method.

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

          1.5 "Licensed Method" shall mean any process or method covered by a pending or issued, unexpired claim contained in the MacroChem Patent Rights and used for the manufacture or use of products in the Field.

          1.6 "Net Sales" shall mean ***************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
************************************************************************ in
connection with sales of Licensed Products. For purposes of determining Net Sales, a sale shall be deemed to have occurred when payment is received for the sale.

2.   Grant.

          2.1.1 License. MacroChem hereby grants to Ascent an exclusive, worldwide license under the MacroChem Patent Rights and a non-exclusive worldwide, perpetual license under the MacroChem Technology related to the Field, including the rights, with the right to sublicense all such rights, to make, to have made, to use, to have used, to sell and to have sold Licensed Products for use in the Field and to practice Licensed Methods in the Field (the "License").

          2.1.2 Improvements.

          (a) Improvements. MacroChem agrees to notify Ascent in writing of any patents it owns or patent applications it owns arising from work at MacroChem that are improvements of the technology disclosed in the MacroChem Patent Rights (hereinafter called "Improvements"). The said notice shall be given within thirty (30) days of the filing of such patent application, and shall describe the Improvements in sufficient detail for Ascent to reasonably evaluate their significance. Ascent shall have an option, exercisable only by written notice delivered to MacroChem within thirty (30) days of the date of MacroChem's said notice to accept an exclusive license in the Field to such Improvements as MacroChem Patent Rights hereunder at no additional cost. If Ascent exercises such option, the Improvements shall become part of the MacroChem Patent Rights licensed to Ascent hereunder and Exhibit A shall be amended accordingly. If Ascent does not respond in writing within thirty (30) days of the date of MacroChem's notice, it is to be assumed that Ascent has declined the right to exercise the option, and, in such event, MacroChem shall be free to license the Improvements to third parties, provided that any licensee of such Improvements shall not have any rights under MacroChem Patent Rights without a license from Ascent, which license Ascent may in its sole discretion decline to grant.

          (b) Notice if MacroChem Elects Not to Seek Patent Protection. In the case of an Improvement in the Field at MacroChem which may constitute a patentable invention subject to Subsection 2.1.2(a) above, MacroChem shall use reasonable efforts prior to any publication by any MacroChem employee of any information disclosing such invention to inform Ascent in a timely manner if MacroChem does not intend to file a patent application covering such invention, in which case Ascent shall have the right to file, at its expense, a patent application covering such development in the name of MacroChem, and MacroChem shall provide Ascent, at Ascent's expense (excluding rent, salaries and utilities and other expenses typically considered overhead), all necessary assistance to facilitate such filing. Any such filings or payments by Ascent notwithstanding, Ascent shall have no rights in any such patent applications (including any resulting patents) except to the extent Ascent acquires rights therein under Section 2.1.2(a), as the case may be. MacroChem agrees to act in a prudent and businesslike manner to attempt to ensure than any developments which are the subject of this Section 2.1.2(b) are brought to the attention of Ascent.

          2.1.3 Test Data. Ascent and MacroChem shall grant each other access to any non-proprietary test data either one develops in connection with the preparation of regulatory approvals. MacroChem further agrees to use reasonable efforts to obtain any consents necessary to allow Ascent to use test data provided in regulatory applications by other entities with which MacroChem has agreements relating to SEPA compounds.

          2.2 Sublicense. Ascent shall have the right to grant sublicenses to any party with respect to any rights conferred upon Ascent under this Agreement, provided, however, that (i) any such sublicense (except such sublicenses to use granted in connection with the sale of Licensed Products) will include reasonable reporting obligations and termination provisions for breach by the sublicense, and (ii) the identity of each such sublicensee shall promptly be disclosed to MacroChem.

          2.3 Survival of Sublicenses. In the event of termination of this Agreement, MacroChem shall recognize the license under MacroChem Patent Rights granted in such sublicenses, provided that the sublicense(s) abide(s) by the terms of the sublicense agreement and pay(s) any amount due when payable to MacroChem.

          2.4 License Fees. As consideration for the license granted hereunder, and continuation thereof, Ascent shall pay MacroChem the license fees set forth in this Section 2.4. Such fees are consideration for the grant of the license hereunder, and the continuation thereof and MacroChem shall have no obligation, unless it materially breaches this Agreement, to return any such amounts notwithstanding any failure by

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

Ascent to develop any  Licensed  Product(s)  or market any  Licensed  Product(s)
commercially,   and   notwithstanding  the  volume  of  sales  of  the  Licensed
Product(s). Such license fees shall be payable to MacroChem as follows:

    ****************************************************************************
********************************************************************************
****************************************************.

     The licensee fee set forth in this Section 2.4 shall not be creditable against earned royalties due pursuant to Section 2.5 herein below.

     Failure to make timely payments of amounts due pursuant to this Section 2.4 shall be grounds for immediate termination pursuant to written notice by MacroChem.

          2.5.1 Royalty. Ascent shall pay to MacroChem a royalty as follows:

                ****************** of Net Sales of Licensed Products in the country of sale.

                No royalty shall be due for the use of any MacroChem Technology in any product which is not covered by a claim of the MacroChem Patent Rights.

          Ascent shall pay to MacroChem ********************* of all sublicense royalties paid to Ascent. Ascent will share equally with MacroChem all other sublicensing income attributable to the sublicense of MacroChem Patent Rights, including option fees, license fees, minimum, paid-up licenses and the like. Ascent shall not be required to share with MacroChem any payment received from sublicensees for consulting, training or sale of equipment not covered by a claim of the MacroChem Patent Rights.

          2.6 Quarterly Payments. With regard to Net Sales earned by Ascent, royalties due thereon shall be payable quarterly, within thirty (30) days after the end of each calendar quarter, based upon the Net Sales during such preceding calendar quarter, commencing with the calendar quarter in which the first commercial sale of a product covered by a claim of the MacroChem Patent Rights is made. With regard to Net Sales earned by a sublicensee pursuant to this Agreement, royalties due thereon shall be payable to MacroChem by Ascent quarterly, within sixty (60) days after the end of each calendar quarter, based upon the sublicensee's Net Sales during

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

such preceding calendar quarter by such sublicensee, commencing with the calendar quarter in which the first commercial sale of a product covered by a claim of the MacroChem Patent Rights any Licensed Product is made by the sublicensee.

          2.7 Duration of Royalty Obligations. The royalty obligations of Ascent shall terminate on a country-by-country, patent-by-patent basis concurrently with the expiration of the applicable MacroChem Patent Rights.

          2.8 Reports. Ascent shall furnish to MacroChem at the same time as each royalty payment is due by Ascent, a detailed written report of the Net Sales and the royalty due and payable, on a country-by-country basis, for the calendar quarter upon which the royalty payment is based.

          2.9 Records. Ascent shall keep full, complete and proper records and accounts for its Net Sales in sufficient detail to enable the royalties payable on such Net Sales to be determined. MacroChem shall have the right at its own expense to appoint an independent certified public accounting firm approved by Ascent, which approval shall not be unreasonably withheld, to audit Ascent's records which are necessary to verify the royalties payable pursuant to this Agreement. Such audit shall be at MacroChem's expense; provided, however, that if the audit discloses that MacroChem was underpaid royalties by at least *** percent (**%) for any calendar quarter, then Ascent shall reimburse MacroChem for any such audit costs, together with an amount equal to the additional royalties to which MacroChem is entitled as disclosed by the audit. MacroChem may exercise its right of audit no more frequently than once in any calendar year. The accounting firm shall disclose to MacroChem only information relating solely to the accuracy of the royalty payments. Ascent shall preserve and maintain all such records required for audit for a period of three (3) years after the calendar quarter to which the record applies.

          2.10 Foreign Sales. The remittance of royalties payable on sales outside the United States invoiced in foreign currencies shall be payable to MacroChem in United States Dollars at the rate of exchange obtained by Ascent. If the transfer or the conversion into the United States Dollar Equivalents of any remittance in any such instance is not lawful or possible, the payment of such royalties thereon as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based to the credit and account of or its nominee in any commercial bank or trust company of MacroChem's choice located in that country, prompt noticed of which shall be given by MacroChem to Ascent.

     3. Patent Matters.

          3.1 Patent Maintenance. For each patent and patent application of the MacroChem Patent Rights, MacroChem shall direct, control, and diligently conduct the processes as appropriate for issuance, extension, renewal or other maintenance of each resulting patent, subject to such requirements, limitations and conditions as are expressly set forth in this Agreement. MacroChem shall not fail to maintain any of the MacroChem Patent Rights without a *** (**) days' prior written notice to Ascent.

If MacroChem decides not to maintain any patent or patent application and Ascent disapproves of such decision, and so notifies MacroChem in writing, then, provided all amounts then due MacroChem under this agreement are paid in full, MacroChem shall assign such patent for use in the field subject to any outstanding licenses to third parties to Ascent at no additional fee. After any such assignment, no fees or payments of any sort shall be due to MacroChem with respect to such assigned applications or patents and they shall no longer be included in the MacroChem Patent Rights or MacroChem Technology.

          3.2 Provisions of Information to Ascent. MacroChem shall keep Ascent informed with regard to the prosecution and maintenance of the MacroChem Patent Rights. MacroChem shall promptly deliver to Ascent copies of all such patent applications, amendments, related correspondence, and other related matters.

          3.3. Patent Costs. MacroChem shall bear all expenses incurred in connection with maintaining patents of the MacroChem Patent Rights pursuant to
Section 3.1.

          3.4 Infringement Actions.

               3.4.1 Claims of Infringement against Third Parties. Ascent shall have the right but not the obligation to prosecute any and all infringement of any MacroChem Patent Rights in the Field, in its name or in MacroChem's name, as appropriate, and may enter into settlements, judgments or other arrangements respecting the same all at its own expense; provided, however, that MacroChem shall permit any action to be brought in its name, and further that if a settlement or other arrangement is negotiated between Ascent and an unlicensed third party, said settlement or arrangement shall be subject to the approval of MacroChem with regard to portions affecting MacroChem Patent Rights, such approval not to be unreasonably withheld. Any settlement or damages or other recovery from such infringement actions in excess of the expenses and costs incurred by Ascent and MacroChem in connection with such action (which shall be paid to MacroChem and Ascent on a first priority basis) shall be shared equally by Ascent and MacroChem. MacroChem agrees to provide reasonable assistance at MacroChem's expense of a technical nature which Ascent may require in any litigation arising in accordance with the provisions of this Section 3.5, whether or not MacroChem has requested the opportunity to share in any recovery. In the event that within ninety (90) days after Ascent has actual knowledge of such an infringement by a third party in the Field Ascent fails to notify MacroChem that it will challenge any such infringer, thereafter MacroChem shall have the right to prosecute such infringement on its own behalf at its own expense. Should MacroChem do so, any damages or other recovery from such infringement action shall be the sole property of MacroChem.

               3.4.2 Claims of Infringement Against Ascent.

                    (a) If Ascent or a sublicensee is sued by a third party charging that the SEPA compounds infringe a patent or that the manufacture, use, or sale of the Licensed Products or practice of the Licensed Methods by Ascent or a sublicensee (or a customer of Ascent or a sublicensee) infringe a patent that dominates any claim of the MacroChem Patent Rights, Ascent shall promptly notify MacroChem. If Ascent should decide to settle any such litigation, it shall notify MacroChem and MacroChem shall have the opportunity to assume the prosecution of the litigation including all subsequent expenses with counsel approved by Ascent, which approval shall not be unreasonably withheld; provided, however, that MacroChem shall not enter into any settlement without Ascent's consent. Unless MacroChem notifies Ascent within thirty (30) days of receipt of Ascent's notice of proposed settlement that MacroChem will assume the defense of the litigation, Ascent shall be empowered to settle any such third party claim without the approval of MacroChem's. MacroChem shall cooperate fully with Ascent at MacroChem's expense in defending against any such claim.

                    (b) In the event of a judgment in any suit described in subsection (a) or a settlement of such suit requiring Ascent to pay damages or a royalty to, grant a sublicense to, or enter into cross-licensing arrangement with a third party, MacroChem shall indemnify and hold harmless Ascent from and against any liability, damage, loss, cost or expense (including reasonable attorneys' fees and expenses of litigation).

     4. Obligations Related to Commercialization.

          4.1 Commercial Development Obligation.

               4.1.1 In order to maintain the license granted hereunder in force, Ascent shall use reasonable efforts to develop a commercially feasible product in each of the respiratory and allergic field segments for which a license under the MacroChem Patent Rights is required. Ascent may, in its sole discretion, determine the sequence and timing it will use in introducing Licensed Products into different geographic areas. Ascent shall keep MacroChem generally informed as to Ascent's progress in such development, including its efforts if any, to sublicense hereunder. If Ascent has not made any reasonable efforts to commercially develop a Licensed

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

Product in each of the respiratory and allergic field segments in a particular geographic area in which MacroChem Patent Rights exist within ********** of the date hereof or abandons a previously introduced Licensed Product in a particular geographical area in which MacroChem Patent Rights exist, without a good faith business reason for not doing so, and, after ******** notice by MacroChem to Ascent, Ascent continues to not make reasonable efforts to commercially develop a Licensed Product during such one year, then the rights to the MacroChem Patent Rights in such geographic area shall revert to MacroChem.

          4.2 Products to be Supplied by MacroChem. MacroChem will supply Ascent with SEPA compounds for testing purposes and for use in final products produced by Ascent at prices to be agreed by the parties; provided, however, that the price of the SEPA compounds shall be ******************************************
********************************************************************************
***************************** (including quality assurance and quality control costs) of the total of all final dosage form components including the SEPA compounds, excluding the labels, inserts, covers, boxes which this finished dosage form may be placed into for the trade. If MacroChem does not or cannot manufacture SEPA compounds to the required specifications of Ascent, Ascent may obtain such compounds from any other source and MacroChem will provide to Ascent or a mutually acceptable third party any know-how necessary to manufacture the SEPA compounds required by Ascent.

          4.3 Product Development and Government Approvals. Ascent shall be responsible for engaging in all product development, pre-clinical and clinical testing and obtaining all necessary government regulatory approvals for the development, production, distribution and use of any Licensed Product including any safety studies. Ascent shall have sole responsibility for any warning labels, packaging, instructions as to use and quality control as to any Licensed Product.

          4.4 Product Liability Indemnity.

               4.4.1 Ascent shall indemnify, defend and hold harmless MacroChem and its directors, officers, employees, agents and their respective successors, heirs and assigns (the "MacroChem Indemnities"), against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the MacroChem Indemnities or any one of them in connection with any claims, suits, actions, demands or judgments arising out of the production, manufacture or sale by a Ascent or a sublicensee or agent of Ascent of any product or process relating to, or developed pursuant to, this Agreement except as provided in Section 4.4.2 below.

               4.4.2 Ascent's indemnification obligation under Section 4.4.1 shall not apply to any liability, damage, loss, cost or expense to the extent that it is attributable to claims arising out of product manufacturing defects relating to the SEPA compounds supplied by MacroChem pursuant to Section 4.2 or the negligent activities of the MacroChem Indemnities.

               4.4.3 Ascent agrees, at its own expense, to provide attorneys reasonably acceptable MacroChem to defend against any actions brought or filed against any entity or person indemnified under Section 4.4.1 with respect to the subject of indemnity contained therein, whether or not such actions are rightfully brought.

               4.4.4 MacroChem shall indemnify, defend and hold harmless Ascent and its directors, officers, employees, agents and their respective successors, heirs and assigns (the "Ascent Indemnitees") against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon Ascent Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of the production, manufacture or sale of the SEPA compounds supplied to Ascent by MacroChem pursuant to Section 4.2.

               4.4.5 MacroChem's indemnification obligation under Section 4.4.4 shall not apply to any liability, damage, loss, cost or expense to the extent that it is attributable to the negligent activities of Ascent Indemnitees.

               4.4.6 MacroChem agrees, at its own expense, to provide attorneys reasonably acceptable to Ascent to defend against any actions brought or filed against any party indemnified under Section 4.4.4 with respect to the indemnity contained therein, whether or not such actions are rightfully brought.

               4.4.7 This Section 4.4 shall survive expiration or termination of this Agreement.

     5. Warranties.

          5.1 MacroChem represents and warrants that it is the sole owner of the MacroChem Patent Rights and that it otherwise has the authority to grant the licenses granted hereunder. MacroChem represents that, as of the effective date of this Agreement, no federal agency has supported the MacroChem Patent Rights. MacroChem warrants that as of the effective date of this Agreement, it has not received actual notice of any patents or patent applications owned by third parties which would prevent Ascent from making, using or selling Licensed Products in the Field or practicing or otherwise using the Licensed Methods in the Field nor does it know or have any reason to know that any patents owned by third parties would prevent Ascent from making, using or selling Licensed Products in the Field or practicing or otherwise using the Licensed Methods in the Field.

          5.2 MacroChem warrants that the applications and patents set forth on the attached Exhibit A constitute all patent applications and patents to which MacroChem has power to grant an exclusive license that claim or describe products or methods in the Field.

     6. Term and Termination of Agreement.

          6.1 Term. Unless terminated sooner in accordance with the terms herein, this Agreement shall terminate upon the last to expire of the MacroChem Patent Rights, provided however the license to MacroChem Technology shall survive such termination.

          6.2 Termination Upon Default. In the event of default by a party ("Defaulting party"), the other party ("Non-Defaulting party") may give the Defaulting party written notice of the default and elect to terminate this Agreement sixty (60) days after receipt of the notice if the default is susceptible of cure within 60 days or if not susceptible of cure within sixty
(60) days within such longer period as such breach could have reasonably been cured, but in no event to exceed an additional thirty (30) days and if, within said time period, the Defaulting party fails to resolve the default by (i) curing the default, (ii) providing a written explanation satisfactory to the Non-Defaulting party that a default has not occurred, or (iii) entering into a written agreement with the Non-Defaulting party for the cure or other resolution of the default. Upon failure of the Defaulting party to resolve the default as required, the Non-Defaulting party may terminate this Agreement by giving written notice to the defaulting party, said termination to be effective upon the date specified in the notice.

     Such termination rights shall be in addition to and not in substitution for any other remedies that may be available to the party serving such notice against the party in default. Termination pursuant to this Section 6.2 shall not relieve the party in default from liability and damages to the other party for breach of this Agreement. Waiver by either party of a single default or a succession of defaults shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default.

          6.3 Termination Upon Insolvency. This Agreement may be terminated by either party giving written notice of termination to the other party if the other party is adjudicated insolvent or upon the appointment of a receiver of substantially all of the other party's assets or the making by the other party of any assignment of substantially all of its assets for the benefit of creditors. Termination shall be effective upon the date specified in such notice. Upon the occurrence of any such events of insolvency with respect to either party, the Trustee or such party as the Debtor in Possession shall not interfere with the other party's rights pursuant to this Agreement.

          6.4 Rights Upon Expiration of MacroChem Patent Rights. Neither party shall have any further rights or obligations upon the expiration of the last to expire of the MacroChem Patent Rights with respect to the Agreement, other than the obligation of Ascent to make any and all final reports and payments for the final quarter period, provided that upon such expiration, the parties shall continue to abide by their obligations to indemnify pursuant to Section 4.4 and to maintain product liability insurance pursuant to Section 5.5, and the right of Ascent to continue in its enjoyment of the License of the MacroChem Technology.

          6.5 Rights Upon Termination. Upon any termination of this Agreement, the License granted hereunder shall terminate. Except as otherwise provided in this Agreement with respect to work-in-progress, upon such termination, Ascent shall have no further right to develop, manufacture or market a Licensed Product, or to otherwise use any of the MacroChem Technology which is covered by this Agreement. Any such termination shall not relieve either party from any obligations accrued to the date of such termination. Notwithstanding the foregoing, sublicenses in effect as of the date of termination shall survive pursuant to the provisions of Sections 2.2 and 2.3.

          6.6 Work-in-Progress. Upon any such early termination of the license granted hereunder in accordance with this Agreement, provided royalties due to date have been paid, Ascent shall be entitled to finish any work-in-progress and place it into inventory, and to sell any completed inventory of a Licensed Product covered by such license which remain on hand as of the date of the termination, so long as Ascent pays to MacroChem the royalties applicable to said subsequent sales in accordance with the terms and conditions as set forth in this Agreement.

     7.   Assignment; Successors.

          7.1 Assignment. This Agreement shall not be assignable by either of the parties without the prior written consent of the other party, except to a successor in interest of all or substantially all of the assets or business of a party hereto.

          7.2 Binding Upon Successors and Assigns. Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of MacroChem and Ascent. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party.

     8.   General Provisions.

          8.1 Independent Contractors. The relationship between MacroChem and Ascent is that of independent contractors. MacroChem and Ascent are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. MacroChem shall have no power to bind or obligate Ascent in any manner, other than as is expressly set forth in this Agreement. Likewise Ascent shall have no power to bind or obligate MacroChem in any manner other than as is expressly set forth in this Agreement.

          8.2 Entire Agreement; Modification. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter set forth in this Agreement. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

          8.3 Massachusetts Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

          8.4 Heading. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

          8.5 Severability. If any provision of this Agreement is ultimately held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.6 No Waiver. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for particular period of time.

          8.7 Attorneys' Fees. In the event of a dispute between the parties hereto or in the event of any default hereunder, the parties shall bear their own attorneys' fees and other costs incurred in connection with resolving said dispute or default.

          8.8 Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed delivered upon the earlier of (i) when received at the address set forth below, or (ii) three (3) business days after being mailed by certified mail, postage prepaid and properly addressed, with return receipt requested. Notices and payments due shall be delivered to the respective parties as indicated:

FOR MacroChem:              MacroChem Corporation
                            9 Linnell Circle
                            Billerica, MA 01821

                            Attention:  President

FOR Ascent:            Ascent Pharmaceuticals, Inc.
                       9 Linnell Circle
                       Billerica, MA  01821

                       Attention: Emmett Clemente

          8.9 Compliance with U.S. Laws. Nothing contained in this Agreement shall require or permit MacroChem or Ascent to do any act inconsistent with the requirements of any United States law, regulation or executive order as the same may be is effect from time to time.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


MACROCHEM                                      ASCENT PHARMACEUTICALS, INC.

By: /s/ Alvin J. Karlof                        By: /s/ Emmett Clemente
    --------------------------------               ---------------------------
Title:  President                              Title:  President

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.


                                   APPENDIX A

                     MacroChem Patents & Patent Applications





Title:       Percutaneous Absorption Enhancers
             Compositions Containing Same and
             Method of Use

1.    U.S. Patent # 4,861,764 - Issued August 29, 1989.

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      Designated States:  Austria, Belgium, France,
      Federal Republic of Germany, Great Britain,
      Greece, Italy, Luxembourg, The Netherlands,
      Spain, Sweden and Switzerland (including Liechtenstein).

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